EXHIBIT 10.4


                           TRADEMARK LICENSE AGREEMENT

         THIS AGREEMENT is effective as of July 1, 2008 (hereinafter the "EFFECTIVE DATE") by and between J. Lindeberg AB, a Swedish company ("JL SWEDEN"), and J. Lindeberg USA, LLC, a California limited liability company, located at 150 West Jefferson Boulevard, Los Angeles, CA 90007 (hereinafter referred to as "LICENSEE").

         WHEREAS, JL Sweden is the owner of one or more of the trademarks listed on SCHEDULE A attached hereto (as such ownership is evidenced by the registrations and applications therefor) which may be amended from time to time by the parties, including, without limitation, goodwill associated with and symbolized by such trademarks, common law rights, and trade name rights (the "MARKS");

         WHEREAS, Licensee desires to obtain a license from JL Sweden to use the Marks in connection with Licensee's business activities and JL Sweden desires to grant a license to Licensee to use the Marks in accordance with the terms and conditions of this Agreement; and

         WHEREAS, Licensee further desires to obtain a license from JL Sweden to use certain Licensed Content (as defined below) in connection with the operation by Licensee of a website that will serve as a web store located at the URL www.JLindebergUSA.com (the "LICENSEE WEB STORE") and JL Sweden desires to grant a license to Licensee to use the Licensed Content in accordance with the terms and conditions of this Agreement.

         NOW, THEREFORE, in consideration of the foregoing and of the mutual promises hereinafter set forth, the parties agree as follows:

1.       GRANT OF LICENSES.

         1.1 JL Sweden hereby grants to Licensee during the Term a royalty-free, fully paid-up, exclusive, nontransferable license and right to use its Marks in connection with the sourcing and manufacture (provided that JL Sweden must pre-approve in writing any such sourcing and manufacture, which consent shall not be unreasonably withheld, delayed or conditioned), and in the United States, the marketing, promotion, advertising, distribution, and sale (including, without limitation, through the Licensee Web Store for sales only to customers located in the United States) of the products set forth on SCHEDULE B attached hereto and such other products and services as may be marketed, promoted, advertised, distributed or sold by JL Sweden, or any affiliate or licensee thereof, from time to time under one or more of the Marks (together with Apparel, as defined in SCHEDULE B, such products are referred to herein, collectively, as the "Licensed Products"); provided, however, that this license shall not apply to, and the Licensed Products shall not include, sunglasses, glasses, frames and related eyewear ("Eyewear"). JL Sweden hereby agrees that any and all trademark registrations applied for, or obtained by, or granted to it in the United States during the Term shall immediately and automatically become "Marks" licensed to Licensee hereunder and SCHEDULE A hereto shall be modified to include any such additional Marks. The license granted to Licensee hereunder shall include, subject to JL Sweden's prior written consent, which consent shall not be unreasonably withheld, delayed or conditioned, the right to enter into


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                  sublicenses  with  service  providers in  connection  with the
                  sourcing,  manufacture,   marketing,  promotion,  advertising,
                  distribution, and sale of the Licensed Products; and

         1.2 JL Sweden hereby grants to Licensee during the Term a royalty-free, fully paid-up, exclusive, nontransferable license and right to use, display, publicly perform, reproduce, distribute, transmit, deliver and otherwise make available the Licensed Content, on, through, in or in connection with the operation of the Licensee Web Store, subject to the provisions of this Agreement; provided that Licensee shall not be permitted to modify or alter any Licensed Content without JL Sweden's prior written consent, except to edit text and adapt it to American English.

         1.3

                  (a) As between JL Sweden and Licensee, all right, title and interest in and to the Marks and the Licensed Content, together with all goodwill related thereto, shall be and remain the property of JL Sweden. Licensee hereby acknowledges and agrees that (i) except as set forth herein, Licensee has no rights, title or interest in or to the Marks or the Licensed Content and (ii) all use of the Marks and Licensed Content by Licensee and all goodwill arising out of such use by Licensee shall inure to the benefit of JL Sweden. Licensee's right to use the Marks and the Licensed Content is derived solely from this
                           Agreement and is limited to the conduct of business by Licensee pursuant to and in compliance with this Agreement. Licensee agrees that it will not knowingly engage, participate, or otherwise, directly or indirectly, become involved in any activity or course of action that diminishes and/or tarnishes the image and/or reputation of any Mark. Any unauthorized use of the Marks by Licensee is a breach of this Agreement. Licensee further agrees that all rights in the Marks and the Licensed Content other than those specifically granted herein are reserved to JL Sweden for its own use and benefit.

                  (b) Licensee shall not, at any time during the Term or after the Term, contest the validity or ownership of any of the Marks or assist any other person in contesting the validity or ownership of the Marks. All provisions of this Agreement applicable to the Marks apply to any and all additional trademarks, service marks, and commercial symbols authorized for use and licensed to Licensee by JL Sweden after the date of this Agreement.

                  (c) Licensee agrees to give such notices of trademark and service mark registrations as JL Sweden reasonably specifies and to obtain fictitious or assumed name registrations as may be required under applicable law. Licensee shall not use any of the Marks in any manner which has not been specified or approved in writing by JL Sweden, which approval shall not be unreasonably withheld, delayed or conditioned.

                  (d) If it becomes advisable at any time, in JL Sweden's sole discretion, for JL Sweden to modify or discontinue the use of any Mark, and/or use one or more additional or substitute trade names, trademarks, service marks, or other commercial symbols, Licensee agrees to comply with JL Sweden's directions within a reasonable time after notice of the same to Licensee. Except as otherwise provided in
                           Section 8(a), JL Sweden shall not have any liability or obligation to Licensee whatsoever with respect to the modification or discontinuance of any Mark.


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                  (e)      Any and all  trademarks  and all  other  improvements
                           developed by Licensee or its affiliates and/or JL Sweden or its affiliates relating to the Licensed Products or the Licensed Content shall be and become the sole and absolute property of JL Sweden, and JL Sweden shall have the sole and exclusive right to copyright, register and protect such trademarks or improvements in JL Sweden's own name, and Licensee and its affiliates shall have no right to copyright, register or make such trademarks or improvements in the name of Licensee or its affiliates; and Licensee and/or its affiliates shall have no right to use such trademarks or improvements, except pursuant to this Agreement or as otherwise allowed or requested by JL Sweden in writing.

2.       WEB STORE IMPLEMENTATION

         2.1 Licensee will, at its sole expense, develop, implement, operate, administer and maintain the Licensee Web Store, which shall have a "look and feel" that is substantially similar to the website "JLindeberg.com" which is owned and operated by JL Sweden. Licensee shall design the Licensee Web Store, including the look and feel, functionality, graphics, images, color schemes, use of Marks, branding style and all related creative, artistic and commercial expressions of the Licensee Web Store. Upon completion of its development but prior to the launch of the Licensee Web Store, Licensee shall make the Licensee Web Store available to JL Sweden for review and acceptance for a period of ten (10) business days. In the event JL Sweden determines, in its reasonable discretion during such period, that the professional, technical and artistic quality of the Licensee Web Store does not meet industry standards, the specifications set forth in this Agreement or JL Sweden's written branding and marketing standards applicable to all licensees of the Licensed Content and provided from time to time to Licensee ("BRANDING STANDARDS"), then JL Sweden shall so notify Licensee and the parties shall discuss in good faith what aspects of the Licensee Web Store need modification. Licensee shall then use its commercially reasonable efforts to modify such aspects of the Licensee Web Store as mutually agreed upon by the parties; provided, however, that Licensee shall not launch the Licensee Web Store prior to JL Sweden's acceptance of such modifications, which acceptance shall not be unreasonably withheld, delayed or conditioned if the modified Licensee Web Store meets industry standards, the specifications set forth in this Agreement and the Branding Standards. In the event that no such notice is delivered to Licensee, Licensee shall have the right to launch the Licensee Web Store at any time after the conclusion of the review period. For purposes of this Section 2.1, any notice may be delivered by electronic mail to the manager of Licensee.

         2.2 JL Sweden shall, at its sole cost, be responsible for obtaining any and all third party rights, consents and licenses with respect to trademarks, logos, service marks, copyrighted works, including without limitation text, video content, designs and still images, and any other intellectual property, content or other works of authorship that are provided to Licensee by JL Sweden for use on the Licensee Web Store (collectively, "LICENSED CONTENT"), including, without limitation, performance, likeness, publicity, master recording, mechanical, labor union or other rights, consents and licenses, whether or not including rights in copyright. With respect to all rights, consents and/or licenses required to be obtained hereunder (i) JL Sweden shall provide Licensee with necessary information and otherwise reasonably assist Licensee with any filings that are Licensee's responsibility, and (ii) JL Sweden shall, at its sole cost, be responsible for


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                  administering such licenses and making payments to publishers, rights holders, labor unions, and/or clearing agencies related thereto.

         2.3 At any time while this Agreement remains in effect, Licensee shall have the right to immediately remove from the Licensee Web Store or modify, in Licensee's sole discretion, Licensed Content in the event Licensee is threatened with a claim, a claim is asserted against Licensee, or Licensee reasonably believes that a claim is likely to be asserted, alleging that such Licensed Content infringes, misappropriates or otherwise violates the intellectual property or proprietary rights of another person or entity.

         2.4 JL Sweden and Licensee agree that Licensee shall own all advertising space on the Licensee Web Store and that Licensee shall have the sole right to place advertising on the Licensee Web Store and Licensee shall be solely responsible for collecting all amounts due; provided, however, that the Licensee Web Store shall not contain any advertising of any direct competitor of JL Sweden or that violates the Branding Standards, in either case as reasonably determined by JL Sweden.

         2.5 All information and data collected by Licensee through the Licensee Web Store shall be owned solely by Licensee.

         2.6 Licensee shall at all times exclusively own all right, title and interest in and to the Licensee Web Store and the URL www.JLindebergUSA.com (excluding any Licensed Content or Marks used therein and related goodwill) including any and all intellectual property rights therein and thereto (the "LICENSEE IP"). JL Sweden will not grant, or claim for itself or any affiliated entities, independent contractors, or employees, either expressly or impliedly, any rights, title, interest, or licenses to the Licensee IP.

3.       REPRESENTATIONS AND WARRANTIES

         3.1      Each party represents and warrants to the other party that:

                  (a) it has the power and authority to enter into this Agreement and to otherwise perform its obligations and covenants hereunder; and

                  (b) the execution, delivery and performance of this Agreement by such party will not result in a violation of, or breach under, any agreement to which such party is a party or by which it may be bound.

         3.2      JL Sweden represents and warrants that:

                  (a) it is the legal and beneficial owner of all right, title and interest in and to the Marks registered or applied for under its name, having good title thereto, and that it has all necessary rights in the Marks to grant the licenses to Licensee that are contained herein. Notwithstanding the foregoing, Licensee acknowledges that JL Sweden may not have full rights (or any right) to use the mark "Johan Lindeberg" as a result of a pending application in the United States filed by Johan Lindeberg Trust Lichway Corporation S.A.


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


                  (b) JL Sweden is the owner of the copyright or other intellectual property right in the Licensed Content that may be provided by JL Sweden to Licensee from time to time pursuant to the terms of this Agreement or otherwise has received from the copyright owner, the rights holder, the publisher, and/or the applicable labor union, of, or governing, such Licensed Content the right to grant the licenses of the Licensed Content to the Licensee that are contained herein, including the right of Licensee to use, display, perform, reproduce, distribute, transmit, deliver and otherwise exploit in the manner contemplated by this Agreement, such Licensed Content without additional fee or payment whatsoever payable by JL Sweden;

                  (c) Except as it relates to Eyewear, JL Sweden has not previously assigned, transferred, conveyed or otherwise encumbered any right, title or interest in the Marks, and has not granted any third party any license to use the Marks in the United States of America. JL Sweden has taken all necessary and desirable action to maintain and protect the Marks; and

                  (d) To the knowledge of the executive officers of JL Sweden, the Marks and the Licensed Content do not and will not infringe upon, misappropriate, or otherwise come into conflict with any rights of third parties, there are no facts that indicate a likelihood of any of the foregoing (other than the application for the "Johan Lindeberg" mark referred to in SECTION 3(a) above), and no executive officer of JL Sweden has ever received any charge, complaint, claim, demand, or notice alleging any such interference, infringement, misappropriation, or violation (including any claim that JL Sweden must license or refrain from using any intellectual property rights of any third party). To the knowledge of any executive officer of JL Sweden, other than with respect to the application for the "Johan Lindeberg" mark referred to in SECTION 3(a) above, no third party has interfered with, infringed upon, misappropriated, or otherwise come into conflict with the Marks or the Licensed Content.

4. QUALITY STANDARDS. Licensee agrees that the nature and quality of: (1) all services and goods rendered by Licensee in connection with the Marks; (2) all goods produced, distributed or sold by Licensee under the Marks; and (3) all related advertising, promotional, and other related uses of the Marks by Licensee shall conform to standards set by, and be under the control of, JL Sweden. Licensee acknowledges and agrees that the presentation and image of the Marks should be uniform and consistent with respect to all services, activities and products associated with JL Sweden's use of the Marks. Accordingly, Licensee agrees to comply with conditions set forth in writing from time to time by JL Sweden with respect to the style, appearance and manner of use of the Marks. Licensee shall furnish to JL Sweden samples of all new Licensed Products and other materials containing the Marks that Licensee intends to distribute. Upon JL Sweden's request, Licensee shall furnish to JL Sweden samples of all Licensed Products and other materials containing the Marks that Licensee currently distributes and agrees to permit reasonable, periodic inspection of Licensee's and/or sublicensees' operations, at reasonable times and with reasonable notice in order to assure JL Sweden that the provisions of this Agreement are being observed. If JL Sweden reasonably believes that any Mark will be used, or is being used, in a manner that is likely to diminish JL Sweden's rights in or protection of any one or all of the Marks or in a manner that violates conditions set forth in writing from time to time by JL Sweden with respect to the style, appearance and manner of use of the Marks, Licensee agrees to make all reasonable changes and/or corrections JL Sweden deems necessary to protect the Marks and/or to comply with the branding standards applicable to the Marks.


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


5. THE MARKS. Licensee shall include the Marks on or with all Licensed Products and shall include all notices and legends with respect to the Marks as are or may be required by applicable federal, state, and local laws or which may be reasonably requested by JL Sweden.

6. INFRINGEMENT. Each party shall notify the other parties promptly of any actual or threatened infringements, imitations, or unauthorized use of the Marks in the United States by third parties of which such party becomes aware. JL Sweden shall have the sole right, at its expense, to bring any action on account of any such infringements, imitations, or unauthorized use, and Licensee shall cooperate with JL Sweden as JL Sweden may reasonably request, but at JL Sweden's cost, in connection with any such action brought by JL Sweden. Any and all damages, settlement and/or compensation paid in connection with any such action brought by JL Sweden shall be paid to JL Sweden. In the event that JL Sweden fails to promptly commence or undertake any such action on account of any such infringements, imitations, or unauthorized use or JL Sweden fails to prosecute or withdraws from such action, upon written notice to JL Sweden and receipt of JL Sweden's prior written approval, which approval shall not be unreasonably withheld, delayed or conditioned, Licensee may undertake any such action. JL Sweden's prior written consent must be obtained prior to the entry of any judgment on, or entry into any settlement with respect to, such claim in any manner, which consent shall not be unreasonably withheld, delayed or conditioned. Any and all damages, settlement and/or compensation paid in connection with any such action brought by Licensee shall be distributed as agreed to by Licensee and JL Sweden in writing.

7.       INTENTIONALLY OMITTED.

8.       INDEMNIFICATION.

         (a)      JL  Sweden  will  at all  times  defend,  indemnify  and  hold
                  Licensee, its parents, subsidiaries, assigns, directors, officers, affiliates, contractors, agents and employees harmless from and against any and all claims, actions, proceedings, damages, liabilities, losses, costs and expenses, including reasonable attorney's fees and expenses, raised by third parties and arising out of or relating to (i) any breach or alleged breach by JL Sweden of any representation, warranty or undertaking made herein, (ii) Licensee's use or other exploitation of any Marks as contemplated under this Agreement or (iii) Licensee's use or other exploitation of the Licensed Content as contemplated under this Agreement (subsections (ii) and (iii) are collectively referred to as "LICENSEE Claims"). Licensee shall give, as promptly as practicable, written notice of any such claim of which it becomes aware, and shall with respect to any Licensee Claim, (x) at JL Sweden's cost, reasonably cooperate and assist JL Sweden relative to any such claim or suit, and (y) at Licensee's expense, be entitled to participate in the defense of any Licensee Claim. JL Sweden shall have the sole and exclusive control over the defense and settlement of any such third party Licensee Claim; provided however, JL Sweden shall not acquiesce to any judgment or enter into any settlement that materially and adversely affects Licensee's rights or interests without prior written consent of Licensee.

         (b) Except to the extent arising or relating to any claim for which JL Sweden is obligated to indemnify Licensee pursuant to
                  Section 8(a), Licensee will at all times defend, indemnify and hold JL Sweden, its parents, subsidiaries, assigns, directors, officers, affiliates, contractors, agents and employees harmless from and against any and all claims, actions,


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                  proceedings, damages, liabilities, losses, costs and expenses, including reasonable attorney's fees and expenses, raised by third parties and arising out of or relating to (i) any breach or alleged breach by Licensee of any representation, warranty
                  or  undertaking  made  herein,  (ii)  Licensee's   possession,
                  ownership or operation of its business or assets related to property or for injury, illness or death of persons directly or indirectly resulting therefrom and/or (iii) any products liability claims related to or arising out of the Licensed Products (subsections (ii) and (iii) are collectively referred to as "JL SWEDEN Claims"). JL Sweden shall give, as promptly as practicable, written notice of any such claim of which it becomes aware, and shall with respect to any JL Sweden Claims,
                  (x) at Licensee's cost, reasonably cooperate and assist Licensee relative to any such claim or suit, and (y) at JL Sweden's expense, be entitled to participate in the defense of any such claim. Licensee shall have the sole and exclusive control over the defense and settlement of any third party JL Sweden Claim; provided however, Licensee shall not acquiesce to any judgment or enter into any settlement that adversely affects JL Sweden's rights or interests without prior written consent of JL Sweden.

9.       TERM AND TERMINATION.

         9.1 The term of this Agreement shall be twenty-five (25) years from the Effective Date (the "TERM"); provided, however, that this Agreement shall terminate at such time as J. Lindeberg USA Corp. ceases to own membership units or other equity interests, in Licensee.

         9.2 This Agreement may be terminated by JL Sweden or Licensee for cause immediately by written notice upon the occurrence of any of the following events: (i) if JL Sweden, on one hand, or Licensee on the other hand, breaches any material provision of this Agreement and fails to cure such breach within sixty (60) days of written notice describing the breach; or (ii) if JL Sweden, one hand, or Licensee, on the other hand, becomes insolvent or seeks protection under any bankruptcy, receivership, trust, deed, creditor's arrangement, or comparable proceeding, or if any such proceeding is instituted against the other party and not dismissed within sixty (60) days.

         9.3 The exercise of any right of termination under this SECTION 9 shall not affect any rights which have accrued prior to termination and shall be without prejudice to any other legal or equitable remedies to which JL Sweden may be entitled by reason of such rights. The obligations and provisions of Sections 8, 9.3, 9.4, 10.1, 10.3, 10.4, 10.6, 10.7, 10.8,
                  10.9, 10.10 and 10.11 shall survive any expiration or termination of this Agreement.

         9.4 Upon the expiration or termination of this Agreement, Licensee agrees to as soon as practically possible discontinue all use of the Licensed Content and the Marks (and any term or content confusingly similar thereto), and within twenty (20) business days from the date of expiration or termination of this Agreement return all Marks and Licensed Content directly to JL Sweden, destroy all printed materials bearing any of the Marks or Licensed Content and delete and overwrite any electronically stored copies of the foregoing. Any and all rights in and to the Licensed Content and Marks granted to Licensee hereunder shall immediately revert to JL Sweden upon the expiration or termination of this Agreement. Notwithstanding the foregoing, Licensee shall have the right, for a period of one-hundred eighty (180) days following the expiration or termination of this Agreement, to sell all of its remaining inventory or products (including any work-in-progress inventory) bearing the Marks, and to use the Marks and Licensed Content in connection with the marketing, promotion, advertising, distribution, and sale of such inventory.

10.      MISCELLANEOUS.

         10.1 RELATIONSHIP OF THE PARTIES. The relationship of Licensee to JL Sweden is that of an independent contractor and neither Licensee nor its agents or employees shall be considered employees or agents of JL Sweden. This Agreement does not constitute and shall not be construed as constituting a partnership or joint venture or grant of a franchise between JL Sweden and Licensee. Licensee shall not have the right to bind JL Sweden to any obligations to third parties.

         10.2 ASSIGNMENT. This Agreement shall not be assignable or transferable by either party, by operation of law or otherwise, without the prior written consent of the other, and any attempted assignment without such prior written consent shall be void and shall constitute a breach of the obligations of the assigning party hereunder.

         10.3 NOTICES. Any notice, demand, waiver, consent, approval, or disapproval (collectively referred to as "NOTICE") required or permitted herein shall be in writing and shall be given personally, by messenger, by air courier, by facsimile, or by prepaid registered or certified mail, with return receipt requested, addressed to the parties at their respective addresses and facsimile numbers set forth herein or at such other address as a party may hereafter designate in writing to the other party. A notice shall be deemed received on the date of receipt.

         10.4 APPLICABLE LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of
                  California, United States of America, without regard to principles of conflicts of laws. Any action, suit or proceeding in connection with this Agreement must be brought against any party in a court of record of the State of California, County of Los Angeles, or of the United States District Court for the Central District of California or in any state or federal court in the State of California, County of Los Angeles, each party hereby consenting and submitting to the exclusive jurisdiction thereof; and to the fullest extent permitted by law, service of process may be made upon any party, by certified or registered mail, at the address to be used for the giving of notice to such party under SECTION
                  10.3. Nothing herein shall affect the right of any party to serve process in any manner permitted by applicable law. In any action, suit or proceeding in connection with this Agreement, each party hereby waives any claim that Los Angeles County or the Central District of California or the State of California is an inconvenient forum.

         10.5 SUBLICENSE. No sublicense agreement into which Licensee enters pursuant to SECTION 1 of this Agreement may extend beyond the term of this Agreement.

         10.6 MODIFICATION, AMENDMENT, SUPPLEMENT, OR WAIVER. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all previous agreements, promises, representations, understandings, and negotiations, whether written or oral. No modification, amendment, supplement to or waiver of this Agreement or any of its provisions shall be binding upon the parties hereto unless made in writing and duly signed by all parties to this Agreement. A waiver by Licensee or JL Sweden of any of the terms or conditions of this Agreement in any one instance shall not be deemed a waiver of such terms or conditions in the future.

         10.7 BINDING AGREEMENT. This Agreement shall be binding on, and shall inure to the benefit of, the parties hereto and their respective heirs, devisees, successors and assigns.

         10.8 SEVERABILITY. In the event that any provision of this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, the remaining provisions shall remain in full force and effect and the affected provision shall be modified in a manner which comes closest to the intention of the parties at the time the original provision was agreed upon.

         10.9 HEADINGS. Headings are for convenience only and shall not be considered in interpreting this Agreement.

         10.10 COUNTERPARTS. This Agreement may be signed by facsimile and in counterparts, each of which counterpart shall be deemed an original and all of which counterparts when taken together, shall constitute but one and the same instrument.

         10.11 LIMITATION OF LIABILITY. EXCEPT WITH RESPECT TO A PARTY'S OBLIGATIONS SET FORTH IN SECTION 8 ABOVE, NEITHER PARTY SHALL HAVE ANY LIABILITY TO THE OTHER WITH RESPECT TO ITS OBLIGATIONS UNDER THIS AGREEMENT FOR SPECIAL, INCIDENTAL, CONSEQUENTIAL, PUNITIVE OR EXEMPLARY DAMAGES, INCLUDING, WITHOUT LIMITATION, LOST PROFITS, EVEN IF THAT PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the Effective Date.

                                J.  LINDEBERG  USA,  LLC, a
                                California          limited
                                liability company

                                By:      /s/ Colin Dyne
                                         -----------------------------------
                                Name:    Colin Dyne
                                Title:   Manager

                                Address:

                                c/o People's Liberation, Inc.
                                150 West Jefferson Boulevard
                                Los Angeles, California 90007
                                Facsimile Number: ____________________

                                J. LINDEBERG AB,
                                a Swedish company

                                By:      /s/ Stefan Engstrom
                                         -----------------------------------
                                Name:    Stefan Engstrom
                                Its:     Chief Executive Officer

                                Address:

                                Igeldammsgatan 22A
                                SE- 11249 Stockholm
                                Sweden
                                Facsimile Number: ____________________

                                   SCHEDULE A
                                       TO
                           TRADEMARK LICENSE AGREEMENT

         The name and trademark "J. Lindeberg" and all marks and logos which incorporate the trademark "J. Lindeberg" owned by JL Sweden, and all marks set forth below, and all derivatives of the marks, including marks subject to the following applications and registrations as identified below (US marks are "standard character" marks, unless designated otherwise; registrations are in the principal register, unless designated otherwise):

                 REGISTERED TRADEMARKS AND PENDING APPLICATIONS

                                             REGISTRATION OR      INTERNATIONAL
TRADEMARK                  COUNTRY         APPLICATION NUMBER         CLASS
--------------------   ---------------    --------------------   ---------------


J. Lindeberg            United States        Application No.           35
                                                77293885

Johan Lindeberg         United States        Application No.        9, 25, 35
                                                77293910

J. Lindeberg (logo)     United States       Registration No.           14
                                                 3168867

J. Lindeberg            United States       Registration No.            9
                                                 3274164

J. Lindeberg (logo)     United States       Registration No.           25
                                                 3018873

JL (logo)               United States       Registration No.            9
                                                 3007365

JL (logo)               United States       Registration No.           14
                                                 3120957

JL (logo)               United States        Application No.           25
                                                78618266

JL (logo)               United States       Registration No.           25
                                                 2722877

J. Lindeberg (typed     United States         SUPPLEMENTAL          3, 9, 18
drawing)                                    Registration No.
                                                 2974812

JL (logo)               United States       Registration No.        3, 9, 18
                                                 2818690

JL (logo)               United States       Registration No.           25
                                                 2461126

                                  SCHEDULE B
                                       TO
                           TRADEMARK LICENSE AGREEMENT

LIST OF PRODUCTS:

All men's, women's, juniors', and children's apparel (defined as clothing, namely, shirts, T-Shirts, under shirts, night shirts, rugby shirts, polo shirts, cardigans, jerseys, uniforms, athletic uniforms, pants, trousers, slacks, jeans, denim jeans, overalls, coveralls, jumpers, jump suits, boxer shorts, tops, crop tops, tank tops, halter tops, sweat shirts, sweat shorts, sweat pants, wraps, warm-up suits, jogging suits, track suits, blouses, skirts, dresses, gowns, sweaters, vests, fleece vests, pullovers, snow suits, parkas, capes, anoraks, ponchos, jackets, reversible jackets, coats, blazers, suits, turtlenecks, cloth ski bibs, swimwear, beachwear, tennis wear, surf wear, ski wear, infant wear, baby bibs not of paper, caps, swim caps, berets, beanies, hats, visors, headbands, wristbands, sweat bands, headwear, ear muffs, aprons, scarves, bandanas,  belts, suspenders,  braces,  neckwear,  neckties, ties, neckerchiefs, ascots, underwear, briefs, swim and bathing trunks, bras, sports bras, brassieres, bustiers, corsets, panties, garters and garter belts, teddies, girdles, foundation garments, singlets, socks, loungewear, robes, bathrobes, underclothes, pajamas, sleepwear, night gowns, lingerie, camisoles, negligees, chemises, chemisettes, slips, sarongs, leg warmers, hosiery, pantyhose, body stockings, knee highs, leggings, tights, leotards, body suits, unitards, body shapers, gloves, mittens, footwear, shoes, sneakers, boots, galoshes, sandals, zori, slippers, rainwear and athletic shoes, collectively "Apparel")